Exhibit 10.1

AMENDED AND RESTATED STOCKHOLDER VOTING AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDER VOTING AGREEMENT, dated as of August 4, 2015 (as amended, modified or supplemented from time to time in accordance with its terms, this “Agreement”), is entered into by and between Allergan plc, a company incorporated under the laws of Ireland (“Parent”), and each of the individuals or entities listed on the signature pages hereto (each, a “Stockholder” and, together, the “Stockholders”) and amends and restates in its entirety that certain Stockholder Voting Agreement, dated as of June 17, 2015, by and among Parent and the Stockholders (the “Original Agreement”).

RECITALS

A. Parent and each Stockholder desire to amend and restate the Original Agreement in its entirety on the terms and subject to the conditions set forth herein.

B. Concurrently with the execution and delivery of this Agreement, Parent, Keto Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and KYTHERA Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), are entering into that certain Amended and Restated Agreement and Plan of Merger, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.

C. As a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each of Parent and Merger Sub has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement with respect to the shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule I (the “Subject Shares”).

AGREEMENT

The parties to this Agreement, for and in consideration of the premises and the consummation of the transactions referred to above, intending to be legally bound, hereby mutually covenant and agree as follows:

SECTION 1 VOTING AGREEMENT; GRANT OF PROXY

1.1 Voting Agreement.

(a) During the Agreement Period (as defined below), each Stockholder hereby agrees that, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of shares of Company Common Stock, however called (each, a “Company Stockholders Meeting”), and in connection with any written consent of the holders of shares of Company Common Stock, such Stockholder shall, unless Parent votes the Subject Shares pursuant to the proxy granted by Section 1.2, vote (or cause to be voted) or, if applicable, deliver (or caused to be delivered) a written consent with respect to all of such Stockholder’s

Subject Shares, in each case, to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote or action by written consent:

(i) in favor of (A) the adoption of the Merger Agreement, the Merger and the approval of all agreements related to the Merger and any actions related thereto; and (B) without limitation of the preceding clause (A), the approval of any proposal to adjourn or postpone the Company Stockholders Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which the Company Stockholders Meeting is held; and

(ii) against (A) any Competing Proposal or any acquisition agreement related to such Competing Proposal; (B) any election of new directors to the Company Board, other than nominees to the Company Board who are serving as directors of the Company on the date hereof or who are nominated for election by a majority of the Company Board, or as otherwise provided in the Merger Agreement; (C) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement or of the Company under the Merger Agreement; (D) each of the following actions (other than the Transactions): (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries (II) any sale, lease or other transfer of a material amount of the assets of the Company or any of its Subsidiaries, taken as a whole, and (III) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries; and (E) any corporate action the consummation of which would reasonably be expected to frustrate the purposes, or prevent or delay consummation of the Transactions in any material respect.

(b) Subject to the proxy granted under Section 1.2, each Stockholder shall retain at all times the right to vote or exercise such Stockholder’s right to consent with respect to such Stockholder’s Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in Section 1.1(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally; provided that such vote or consent would not reasonably be expected to frustrate the purposes, or prevent or delay consummation, of the Transactions in any material respect.

1.2 Irrevocable Proxy.

(a) Each Stockholder hereby revokes (or agrees to cause to be revoked) any and all proxies that it has heretofore granted with respect to the Subject Shares that conflict with this Agreement. Each Stockholder hereby irrevocably appoints Parent as attorney-in-fact and proxy, with full power of substitution, for and on behalf of such Stockholder, for and in the name, place and stead of such Stockholder, to (i) vote, express consent or dissent or issue instructions to the record holder of such Stockholder’s Subject Shares to vote such Subject Shares in accordance with the provisions of Section 1.1 at any Company Stockholders Meeting, and (ii) grant or withhold, or issue instructions to the record holder of such Stockholder’s Subject Shares to grant or withhold, in accordance with the provisions of Section 1.1, all written consents with respect to the Subject Shares.

(b) The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder) until the end of the Agreement Period and shall not be terminated by operation of any Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.3. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with, and granted in consideration of and as an inducement to Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of such Stockholder under Section 1.1. Parent covenants and agrees with each Stockholder that Parent will exercise the foregoing proxy consistent with the provisions of Section 1.1.

SECTION 2 REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Stockholder. Each Stockholder, severally but not jointly as to any other Stockholder, represents and warrants to Parent as follows (it being understood that, except where expressly stated to be given or made as of the date hereof only, the representations and warranties contained in this Section 2.1 shall be made as of the date hereof, as of the Effective Time and as of the date of each Company Stockholders Meeting):

(a) Organization. If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

(b) Authorization. If such Stockholder is not an individual, it has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. If such Stockholder is married, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by such Stockholder’s spouse solely with respect to such Subject Shares and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder’s spouse in accordance with its terms, subject to the Bankruptcy and Equity Exception. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

(c) No Conflict.

(i) Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (A) if such Stockholder is not an individual, conflict with or violate any provision of its articles of incorporation, bylaws or similar organizational documents, (B) assuming that each of the filings referred to in Section 2.1(c)(ii) are made and any applicable waiting periods referred to therein have expired, violate any Law or judgment, decree, injunction, rule or order of any arbitrator or Governmental Entity (a “Judgment”) applicable to such Stockholder, or (C) require any consent or other action by any Person under, result in any violation or breach of, result in the loss of a benefit under, conflict with any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any of the terms, conditions or provisions of any Contract to which such Stockholder is a party, or result in the creation of a Lien upon such Stockholder’s Subject Shares, other than in the case of clauses (B) and (C) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement.

(ii) Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any NASDAQ rules, and (C) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the agregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

(d) Ownership of Subject Shares. As of the date hereof, such Stockholder (together with such Stockholder’s spouse if such Stockholder is married and the Subject Shares constitute community property under applicable Law) is, and at all times during the Agreement Period will be, the record and beneficial owner (for purposes of this Agreement, as defined in Rule 13d-3 under the Exchange Act) of such Stockholder’s Subject Shares free and clear of any Liens and with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, except for any applicable restrictions on Transfer under the Securities Act. Except as otherwise disclosed on Schedule I, the Subject Shares set forth on Schedule I opposite the name of such Stockholder constitute (i) all of the shares of Company Common Stock held by such Stockholder as of the date hereof and (ii) all of the shares of Company Common Stock subject to Company Stock Options held by such Stockholder which are exercisable as of the date hereof or will become exercisable within 60 days thereafter. Other than as set forth or otherwise disclosed on Schedule I (and excluding any shares of Company Common Stock subject to Company Stock Options held by such Stockholder which will become exercisable more than 60 days after the date of this Agreement), as of the date hereof, such Stockholder does not beneficially own any (x) shares of capital stock or other voting securities of or ownership interests in the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, or (z) warrants, calls, options or other rights to acquire from the Company any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in the Company.

(e) Proxy. Except for this Agreement, none of such Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Subject Shares on the date hereof, except pursuant to this Agreement. Such Stockholder further represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable.

(f) Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no legal, administrative or arbitral proceeding, suit, claim, arbitration, mediation, action, investigation or demand (a “Legal Proceeding”) pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of his, her or its properties, assets or Affiliates (including such Stockholder’s Subject Shares) that could reasonably be expected to impair the ability of such Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(g) Reliance. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(h) Finder’s Fees. No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent, Merger Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

2.2 Representations and Warranties of Parent. Parent hereby represents and warrants, as of the date hereof and as of the Effective Time, to the Stockholders as follows:

(a) Organization; Authorization. Parent (i) is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has all requisite corporate power and authority necessary to own or lease and operate all of its properties and assets and to carry on its business as it is now being conducted. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent and, assuming the due authorization, execution and delivery hereof by the Stockholders, is enforceable against Parent in accordance with their respective terms, subject in each case to the Bankruptcy and Equity Exception.

(b) No Conflict.

(i) Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (A) conflict with or violate any provision of the Parent Governing Documents, as amended to the date of this Agreement, (B) assuming that each of the filings referred to in Section 2.2(b)(ii) are made and any applicable waiting periods referred to therein have expired, violate any Law or Judgment applicable to Parent or any of its Subsidiaries, or (C) require any consent or other action by any Person under, result in any violation or breach of, result in the loss of a benefit under, conflict with any provision of, or constitute a default (with our without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party, other than in the case of clauses (B) and (C) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such the ability of Parent to perform its obligations under this Agreement.

(ii) Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any NYSE rules, and (C) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the agregate, a material adverse effect on the ability of Parent to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby.

SECTION 3 CERTAIN COVENANTS

3.1 No Solicitation. Without limiting and subject to the provisions of Section 4.15, during the Agreement Period, each Stockholder agrees that it will not, directly or indirectly, take any action or omit to take any action that the Company is not permitted to take or omit to take pursuant to Section 5.3 of the Merger Agreement.

3.2 No Proxies for, Transfers of, or Liens on Subject Shares.

(a) Except pursuant to the terms of this Agreement, including Section 3.2(b), during the Agreement Period, no Stockholder shall (nor permit any Person under such Stockholder’s control to), without the prior written consent of Parent, directly or indirectly, (i) grant any proxies, consents, powers of attorney, rights of first offer or refusal or enter into any voting trust or voting agreement or arrangement that conflict with the proxy granted pursuant to Section 1.2, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), whether voluntarily or by operation of Law, or limit its right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any Subject Shares (each, a “Transfer”), (iii) enter into any Contract with respect to the direct or indirect Transfer of any Subject Shares, or (iv) otherwise permit any Liens to be created on any Subject Shares.

(b) Notwithstanding anything in Section 3.2(a) to the contrary, any Stockholder may Transfer Subject Shares (i) to any member of such Stockholder’s immediate family, (ii) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (iii) upon the death of such Stockholder, (iv) in the case of a Stockholder that is an entity, to any parent entity, subsidiary or affiliate under common control with such Stockholder, or to a partner or member of such Stockholder, (v) to effect a cashless exercise for the primary purpose of paying the exercise price of Company Stock Options or to cover tax withholding obligations in connection with such exercise to the extent permitted by the instruments representing such Company Stock Options or (vi) pursuant to the terms as in effect on the date hereof of a 10b5-1 plan of such Stockholder that is in existence on the date hereof; provided, that a Transfer referred to in clause (i) through (iv) of this Section 3.2(b) shall be permitted only if the transferee agrees in writing to be bound by the terms of this Agreement. In addition, except as otherwise provided on Schedule I, each Stockholder may Transfer up to 20% of such Stockholder’s Subject Shares as a bona fide charitable gift or donation to a charitable entity.

3.3 Documentation and Information. Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent of such Stockholder’s identity and holding of Subject Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for clarity, the disclosure of this Agreement) and any other information, in each case, that Parent reasonably determines is required to be disclosed by applicable Law in any press release, any schedules and documents filed with the SEC or any other disclosure document in connection with the Transactions, and (b) agrees promptly to give to Parent any information related to such Stockholder it may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees promptly to notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Parent hereby consents to and authorizes each Stockholder to make such disclosure or filings to the extent required by the SEC or NASDAQ.

3.4 [Reserved]

3.5 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the shares of Company Common Stock by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged.

3.6 Waiver of Appraisal Rights and Actions. Each Stockholder hereby (a) irrevocably waives and agrees not to exercise any and all rights such Stockholder may have as to appraisal, dissent or any similar or related matter with respect to any of such Stockholder’s Subject Shares that may arise with respect to the Merger or any of the other Transactions, including under Section 262 of the DGCL, and (b) agrees (i) not to commence or participate in, and (ii) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the other Transactions.

3.7 Further Assurances. Parent and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, in order to perform their respective obligations under this Agreement.

SECTION 4 MISCELLANEOUS

4.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

if to Parent, to:

Allergan plc

1 Grand Canal Square

Docklands

Dublin 2

Ireland

Attention:            Chief Legal Officer and Secretary

Facsimile:            +1 (862) 261-8043

with copies (which shall not constitute notice) to:

Allergan plc

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

Attention:            Chief Legal Officer and Secretary

Facsimile:            +1 (862) 261-8043

and

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention:            Andrew W. Ment

Facsimile:            +1 (646) 441-9012

if to a Stockholder, to his, her or its address set forth on a signature page hereto, with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention:            Alan C. Mendelson and Josh Dubofsky

Facsimile:            +1 (650) 463-2600

4.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

4.3 Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earlier of (i) the Effective Time, (ii) the termination of this Agreement by written notice from Parent to the Stockholders, (iii) the termination of the Merger Agreement in accordance with its terms, and (iv) with respect to any Stockholder, upon the entry without the prior written consent of such Stockholder into any material modification or amendment to the Merger Agreement, or any waiver of any of the Company’s rights under the Merger Agreement, in each case, that (A) reduces or changes the form of the consideration to be paid to such Stockholder in connection with the Merger (except as expressly contemplated pursuant to the terms of the Merger Agreement) or (B) creates any additional conditions to the consummation of the Merger (the period from the date hereof through such time being referred to as the “Agreement Period”); provided that (x) Section 4.1, Section 4.2, Section 4.5, Section 4.9, Section 4.10 and Section 4.15 shall survive such termination, and (y) upon termination of this Agreement, all obligations of the parties hereunder will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided that the termination of this Agreement shall not relieve any party from liability arising from fraud or any willful and intentional breach prior to such termination. For clarity, this Agreement shall not terminate upon a Change of Recommendation unless the Merger Agreement is terminated. To the extent applicable, each Stockholder hereby consents to the entry into the Merger Agreement for purposes of clause (iv) of Section 4.3 of the Original Agreement.

4.4 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

4.5 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the Transactions are consummated.

4.6 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

4.7 Entire Agreement; Counterparts. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof, including the Original Agreement. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic communication, facsimile or otherwise) to the other parties. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

4.8 Assignment; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party; provided, however, that Parent may assign any of its rights hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of the Stockholders, but no such assignment shall relieve Parent of any of its obligations hereunder. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto (and their respective heirs, successors and permitted assigns) any rights, remedies, benefits, obligations, liabilities or claims hereunder.

4.9 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto hereby agrees that (i) all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) a final Judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by Law.

(c) Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 4.9 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Agreement. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

4.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.11 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction or other Governmental Entity to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

4.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

4.13 Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and the rules and regulations promulgated thereunder. References to a Person are also to its permitted assigns and successors.

4.14 No Presumption. Each of the parties agrees that he, she or it has had the opportunity to review this Agreement with counsel of his, her or its own choosing and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

4.15 Obligations; Stockholder Capacity. The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder. Each Stockholder is signing and entering this Agreement solely in his, her or its capacity as the beneficial owner of such Stockholder’s Subject Shares. Notwithstanding anything to the contrary in this Agreement, no Stockholder makes any agreement or understanding in this Agreement in such Stockholder’s capacity as an employee, officer or director of the Company, and nothing herein (i) shall limit or affect in any way any actions that may hereafter be taken by him, her or it in his, her or its capacity as an employee, officer or director of the Company, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (ii) shall be construed to prohibit, limit or restrict him, her or it from exercising his, her or its fiduciary duties as an employee, officer or director to the Company or its stockholders.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

GIVEN under the common seal of ALLERGAN PUBLIC LIMITED COMPANY and DELIVERED as a DEED:
	By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	Chief Legal Officer and Corporate Secretary

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Keith R. Leonard, Jr.
Keith R. Leonard, Jr.

Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

SPOUSAL CONSENT

I hereby acknowledge and consent to the terms of this Voting Agreement solely with respect to the Subject Shares of my spouse, including the grant of an irrevocable proxy in favor of Parent pursuant to this Voting Agreement with respect to such Subject Shares.

/s/ Nanette L. Leonard
Signature of Spouse

Name of Spouse

SPOUSAL CONSENT TO

STOCKHOLDER VOTING AGREEMENT

LEONARD FAMILY TRUST, DATED AUGUST 28, 1996

By:	/s/ Keith R. Leonard, Jr.
Name:	Keith R. Leonard, Jr.
Position:	Trustee

Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Camille Samuels
Camille Samuels

Address:

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SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Dennis Fenton
Dennis Fenton, Ph.D.

Address:

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SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

SPOUSAL CONSENT

I hereby acknowledge and consent to the terms of this Voting Agreement solely with respect to the Subject Shares of my spouse, including the grant of an irrevocable proxy in favor of Parent pursuant to this Voting Agreement with respect to such Subject Shares.

/s/ Linda M. Fenton
Signature of Spouse

Name of Spouse

SPOUSAL CONSENT TO

STOCKHOLDER VOTING AGREEMENT

By:	/s/ F. Michael Ball
F. Michael Ball

Address:

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STOCKHOLDER VOTING AGREEMENT

By:	/s/ Nathaniel David
Nathaniel David, Ph.D.

Address:

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STOCKHOLDER VOTING AGREEMENT

By:	/s/ François Kress
François Kress

Address:

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SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	Hollings C. Renton, III
Hollings C. Renton, III

Address:

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SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

SPOUSAL CONSENT

I hereby acknowledge and consent to the terms of this Voting Agreement solely with respect to the Subject Shares of my spouse, including the grant of an irrevocable proxy in favor of Parent pursuant to this Voting Agreement with respect to such Subject Shares.

/s/ Mary Louise Renton
Signature of Spouse

Name of Spouse

SPOUSAL CONSENT TO

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Joseph L. Turner
Joseph L. Turner

Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

SPOUSAL CONSENT

I hereby acknowledge and consent to the terms of this Voting Agreement solely with respect to the Subject Shares of my spouse, including the grant of an irrevocable proxy in favor of Parent pursuant to this Voting Agreement with respect to such Subject Shares.

/s/ Lana M. Turner
Signature of Spouse

Name of Spouse

SPOUSAL CONSENT TO

STOCKHOLDER VOTING AGREEMENT

SCHEDULE I

SUBJECT SHARES

Stockholder(s)	Total Number of Subject Shares
Keith R. Leonard, Jr. and the Leonard Family Trust, dated August 28, 1996	672,232[1],[2]
Camille Samuels	26,216[3]
Dennis Fenton, Ph.D.	57,225[4]
F. Michael Ball	16,088[5]
Nathaniel David, Ph.D.	453,499[6]
François Kress	31,189[7]
Hollings C. Renton, III	5,788[8]
Joseph L. Turner	44,405[9]

[1]	Consists of (a) 1,072,232 shares beneficially owned by Keith R. Leonard, Jr., including (i) 9,105 shares held directly by Keith R. Leonard, Jr., (ii) 763,076 shares held by Leonard Family Trust, dated August 28, 1996, of which Mr. Leonard is a trustee, and (iii) 300,051 shares that may be acquired pursuant to the exercise of stock options within 60 days of August 4, 2015, minus (b) 400,000 shares in the aggregate held as of August 4, 2015 by Keith R. Leonard, Jr. and the Leonard Family Trust, dated August 28, 1996 that Parent has agreed shall not be deemed Subject Shares, 266,667 of which are intended to be transferred after the date hereof to one or more newly formed Delaware trusts for the sole benefit of Keith R. Leonard, Jr. and his spouse and children and 133,333 of which are intended to be transferred as a charitable gift or donation to one or more charitable entities.
[2]	Notwithstanding the last sentence of Section 3.2(b) of the Agreement to which this Schedule I is attached, Keith R. Leonard, Jr. and the Leonard Family Trust, dated August 28, 1996 shall only be permitted to Transfer up to an aggregate of 71,636 Subject Shares (out of their 672,232 total Subject Shares subject to the Agreement) as a bona fide charitable gift or donation to a charitable entity.
[3]	Consists of 13,935 shares held by Camille Samuels and 12,281 shares that may be acquired pursuant to the vesting and exercise of stock options within 60 days of August 4, 2015.
[4]	Consists of 3,348 shares held by Dennis Fenton, Ph.D. and 53,877 shares that may be acquired pursuant to the vesting and exercise of stock options within 60 days of August 4, 2015.
[5]	Consists of zero shares held by F. Michael Ball and 16,088 shares that may be acquired pursuant to the vesting and exercise of stock options within 60 days of August 4, 2015.
[6]	Consists of 429,874 shares held by Nathaniel David, Ph.D. and 23,625 shares that may be acquired pursuant to the vesting and exercise of stock options within 60 days of August 4, 2015.
[7]	Consists of zero shares held by Francois Kress and 31,189 shares that may be acquired pursuant to the vesting and exercise of stock options within 60 days of August 4, 2015.
[8]	Consists of zero shares held by Hollings C. Renton, III and 5,788 shares that may be acquired pursuant to the vesting and exercise of stock options within 60 days of August 4, 2015.
[9]	Consists of 1,872 shares held by Joseph L. Turner and 42,533 shares that may be acquired pursuant to the exercise of stock options within 60 days of August 4, 2015.